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                                                                   EXHIBIT 5.0


                    ATER WYNNE HEWITT DODSON & SKERRITT, LLP
                         222 S.W. Columbia, Suite 1800
                             Portland, Oregon 97201
                             (503) 226-1191 (Phone)
                              (503) 226-0079 (Fax)

                               September 30, 1996


Board of Directors
Northwest Pipe Company
12005 N. Burgard
Portland, OR 97203

        In connection with the public offering of up to 2,760,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of Northwest Pipe Company, an Oregon corporation (the "Company"), under the Registration Statement on Form S-1 (the "Registration Statement") and the proposed sale of the Common Stock pursuant to the terms of an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company, the Selling Shareholders, and Hanifen, Imhoff Inc., Stephens Inc. and Jensen Securities Co. as representatives of the several underwriters, we have examined such corporate records, certificates of public officials and officers of the Company and other documents as we have considered necessary or proper for the purpose of this opinion.

        Based on the foregoing and having regard to legal issues which we deem relevant, it is our opinion that the shares of Common Stock to be sold pursuant to the Underwriting Agreement, when such shares have been delivered against payment therefor as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required to be filed pursuant to
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.


                                  Very truly yours,

                                  /s/ ATER WYNNE HEWITT DODSON & SKERRITT, LLP
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                                    ATER WYNNE HEWITT DODSON & SKERRITT, LLP